Exhibit 10.17

ACTION BY UNANIMOUS WRITTEN CONSENT
OF THE MEMBERS OF
OS/PLCK, LLC
IN LIEU OF MEETING

The undersigned, being all of the Members of OS/PLCK, LLC, a Delaware limited liability company (the “Company”), hereby consent in writing to the adoption of the following resolutions, taking such action in lieu of a meeting as permitted by Section 4.7(c) of the Company’s Operating Agreement:

RESOLVED, that paragraphs (a) and (b) under Section 5.2 of the Operating Agreement shall be deleted in its entirety and replaced with the following:

“(a) Number, Appointment and Qualifications. The Company shall have five (5) Committee Members. OS shall appoint two (2) Committee Members, Holdings shall appoint two (2) Committee Members, and one (1) Committee Member shall be appointed by mutual consent of the Company’s members.

(b) Term of Service. Each Committee Member will serve until his or her death or removal from the Management Committee, or until his or her removal from the Management Committee by the Member(s) who appointed him or her.”

; and be it further

RESOLVED, that paragraph (e) under Section 5.2 of the Operating Agreement be deleted in its entirety and replaced with the following:

(e) Resignation; Removal; Vacancies; Compensation.

(i)  Resignation. A Committee Member may resign at any time by giving written notice to the Members. The resignation of a Committee Member shall take effect upon receipt of such notice or at such later time as shall be specified in the notice. Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective.

(ii)  Removal. OS’s Appointees to the Management Committee may be removed only by OS, with or without cause. Holdings’ Appointees to the Management Committee may be removed only by Holdings, with or without cause. The Committee Member appointed by mutual consent of the Company’s Members may be removed by the Company’s members, with or without cause.

(iii)  Vacancies. Vacancies on the Management Committee shall be filled by the Member(s) who originally appointed the vacating Committee Member.

(iv)  Compensation. No Committee Member shall be eligible to receive separate compensation from the Company for his or her services on the Management Committee; provided, however, that the Committee Members shall be reimbursed by the Company for the reasonable and actual costs incurred by such Persons in attending and participating in any meetings of the Management Committee and other costs and expenses reasonably related to fulfilling the duties and obligations of a Committee Member hereunder.”

; and be it further

RESOLVED, that all remaining references to the Wise Man in the Operating Agreement are hereby deleted; and be it further

RESOLVED, that the resignation of Robert S. Merritt as a Committee Member is hereby accepted; and be it further

RESOLVED, that in accordance with the terms of Section 5.2(a) of the Operating Agreement, as amended, the following individuals are hereby named as Committee Members:

OS Appointees                   Holdings Appointees
Chris T. Sullivan                       Paul Fleming
A. William Allen, III                       Ed Bartholemy

Mutual Consent Appointee
Gregory Carey

; and be it further

RESOLVED, that all lawful acts of the Members of the Company occurring since the last meeting of the Members are hereby ratified and approved; and be it further

RESOLVED, that the undersigned do hereby unanimously consent and affirm that the actions set forth in the foregoing resolutions shall have the same force and effect as if taken at a duly constituted meeting of the Members.

Executed this 8th day of August, 2005, to be effective for all purposes as of July 21, 2005.

OS CATHAY, INC., a Florida		PLCK HOLDINGS, LLC, a Delaware
Corporation		limited liability company

By:	/s/ Joseph J. Kadow	By:	/s/ Paul Fleming
	Joseph J. Kadow, Vice President		Paul Fleming, Manager